UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-8182 (Commission File Number)	74-2088619 (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 29, 2008, Pioneer Drilling Company, a Texas corporation (“Pioneer”), entered into a five-year credit agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, issuing lender, swing line lender and co-lead arranger, Fortis Bank SA/NV, New York Branch, as co-lead arranger, and each of the other financial institutions party thereto. The Credit Agreement replaces a credit facility of Pioneer Drilling Services, Ltd., a Texas corporation and wholly-owned subsidiary of Pioneer, entered into as of October 29, 2004, with The Frost National Bank, as administrative agent and the other financial institutions party thereto.
     The Credit Agreement provides for a revolving credit facility, including a sublimit for letters of credit. The aggregate principal amount of the commitments of the lenders under the Credit Agreement is $400,000,000. The Credit Agreement is available for the funding of acquisitions, working capital and other general corporate purposes.
     Borrowings under the Credit Agreement on the closing date were used to fund the Wedge Acquisition (as described in Item 2.01, below), and the transaction expenses related thereto, as well as payoff the outstanding indebtedness of WEDGE Energy Holdings, L.L.C. (“Wedge Energy”).
     The Credit Agreement matures on February 28, 2013. Pioneer’s obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of Pioneer’s and its subsidiaries’ (other than Pioneer Global Holdings, Inc. and its subsidiaries) personal property assets and in the equity interests of such subsidiaries (other than Pioneer Global Holdings, Inc. and its subsidiaries). In addition, Pioneer’s obligations under the Credit Agreement are guaranteed by its subsidiaries (other than Pioneer Global Holdings, Inc. and its subsidiaries).
     Borrowings under the Credit Agreement bear interest, at Pioneer’s option, at the base rate or Eurodollar rate plus, in each case, an applicable per annum margin. The applicable per annum margin is determined based upon Pioneer’s leverage ratio in accordance with a pricing grid, with the per annum applicable margin for Eurodollar rate borrowings ranging from 1.5% to 2.50% and for base rate borrowings ranging from .50% to 1.50%. As agreed between the lenders and Pioneer, and disregarding the leverage ratio on the closing date, borrowings under the Credit Agreement will initially bear interest at a rate equal to the Eurodollar rate plus 2.25%. The terms “base rate” and “Eurodollar rate” have meanings customary for financings of this type.
     Under the Credit Agreement, Pioneer will be required to pay a commitment fee on the average daily unused amount of the commitments of the lenders under the Credit Agreement. The commitment fee shall be due quarterly in arrears and is determined based upon the applicable margin for commitment fees set forth in a pricing grid. Pioneer is also required to pay a fronting fee for each letter of credit issued under the Credit Agreement and a quarterly letter of credit fee on the average daily undrawn amount of all letters of credit outstanding during such period.

     As of February 29, 2008, the aggregate principal amount of loans outstanding under the Credit Agreement was $311,500,000, which included borrowings for both the WEDGE Acquisition and the acquisition of Prairie Investors d/b/a Competition Wireline, as described in the press release attached hereto. As of March 1, 2008, Pioneer continues to have cash and certain securities totaling approximately $44.5 million. Borrowings under the Credit Agreement may be prepaid, in whole or in part, and reborrowed from time to time without penalty or premium. In certain circumstances, Pioneer will be required to make mandatory prepayments of the outstanding loans thereunder.
     The Credit Agreement contains certain restrictive covenants which, among other things, limit, in certain circumstances, the incurrence of additional debt, investments, liens, dividends, acquisitions, redemptions of capital stock, prepayments of indebtedness, asset dispositions, mergers and consolidations, transactions with affiliates, capital expenditures, hedging contracts, sale leasebacks and other matters customarily restricted in such agreements. The Credit Agreement will require Pioneer and its subsidiaries to meet a maximum consolidated leverage ratio, a minimum interest coverage ratio and, if the leverage ratio is greater than 2.25 to 1.00, a minimum asset coverage ratio.
     The Credit Agreement contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the Credit Agreement and change of control.
The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Effective March 1, 2008, Pioneer completed the previously announced acquisition (the “WEDGE Acquisition”) by Pioneer of all of the issued and outstanding shares of capital stock of WEDGE Wireline Services, Inc. (“WEDGE Wireline”) and 100% of the limited liability company interests of WEDGE Well Services, L.L.C. (“WEDGE Well”) and WEDGE Fishing & Rental Services, L.L.C. (“WEDGE Fishing”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among Pioneer, WEDGE Group Incorporated, WEDGE Energy, WEDGE Oil & Gas Services, L.L.C. (“WEDGE Oil & Gas”), Timothy Daley, John Patterson and Patrick Grissom. WEDGE Oil & Gas, Mr. Daley, Mr. Patterson and Mr. Grissom are the owners of all of the issued and outstanding shares of capital stock of WEDGE Wireline. WEDGE Energy is the owner of all of the existing and outstanding limited liability company interests of WEDGE Well and WEDGE Fishing. WEDGE Well, WEDGE Wireline and WEDGE Fishing are engaged in the business of providing workover rig services, wireline services and fishing and rental services.
Pursuant to the Purchase Agreement, the aggregate cash purchase price of the WEDGE Acquisition was approximately $311,000,000, subject to certain post-closing adjustments. The

WEDGE Acquisition was financed through a combination of existing cash and borrowings under the Credit Agreement described in Item 1.01.
The Purchase Agreement includes certain representations, warranties and covenants, and, subject to certain conditions and limitations, Pioneer and the sellers each agreed to indemnify the other for breaches of representations, warranties, covenants and other obligations under the Agreement, in addition to certain other matters.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Pioneer on February 1, 2008, and which is incorporated herein by reference.
A copy of the press release issued by Pioneer announcing the consummation of the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required to be filed pursuant to Item 9.01(a) of From 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report on From 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report on From 8-K is required to be filed.
(d) Exhibits.
2.1	Letter Agreement, dated February 29, 2008, amending the Securities Purchase Agreement, dated January 31, 2008, by and among Pioneer Drilling Company, WEDGE Group Incorporated, WEDGE Energy Holdings, L.L.C., WEDGE Oil & Gas Services, L.L.C., Timothy Daley, John Patterson and Patrick Grissom.

10.1	Credit Agreement, dated February 29, 2008, among Pioneer Drilling Company, as Borrower, and Wells Fargo Bank, N.A., as administrative agent, issuing lender, swing line lender and co-lead arranger, Fortis Bank SA/NV, New York Branch, as co-lead arranger, and each of the other financial institutions party listed therein.

99.1	Press release issued by Pioneer Drilling Company on March 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: March 3, 2008

Exhibit Index

Exhibit No.	Document Description

2.1	Letter Agreement, dated February 29, 2008, amending the Securities Purchase Agreement, dated January 31, 2008, by and among Pioneer Drilling Company, WEDGE Group Incorporated, WEDGE Energy Holdings, L.L.C., WEDGE Oil & Gas Services, L.L.C., Timothy Daley, John Patterson and Patrick Grissom.

10.1	Credit Agreement, dated February 29, 2008, among Pioneer Drilling Company, as Borrower, and Wells Fargo Bank, N.A., as administrative agent, issuing lender, swing line lender and co-lead arranger, Fortis Bank SA/NV, New York Branch, as co-lead arranger, and each of the other financial institutions party listed therein.

99.1	Press release issued by Pioneer Drilling Company on March 3, 2008.